UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.               Other Events.

As previously reported, on August 21, 2019, HG Holdings, Inc. (the “Company”) delivered a notice of default (the “Notice of Default”) to Stanley Furniture Company LLC (the “Borrower”) under the Second Amended and Restated Subordinated Secured Promissory Note, dated as of February 7, 2019 (the “Note”), issued by the Borrower to the Company.

On October 31, 2019, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Borrower and certain affiliates (the “Loan Parties) pursuant to which the Company has agreed to forbear from exercising its rights and remedies under the Note until February 24, 2020 or earlier in the event of (i) a default occurring under the Note other than specified previous defaults acknowledged in the Forbearance Agreement or (ii) a breach of the Forbearance Agreement by the Borrower or affiliated parties.

The Forbearance Agreement became effective on November 1, 2019 (the “Effective Date”) when the Borrower paid the Company $220,000 and certain other conditions were satisfied. Under the Forbearance Agreement, the Borrower has also agreed to pay the Company $200,000 on or before the 30th day following the Effective Date, $150,000 on or before the 60th day following the Effective Date, and $130,000 on or before the 90th day following the Effective Date. The payment made on November 1, 2019 and each of the following payments are referred to as a Forbearance Period Payment and will be applied to the outstanding principal balance of the Note.

During the period the forbearance is in effect, the Borrower has agreed to maintain a minimum collateral value of not less than $2 million. The Borrower has certain cure rights in the event the minimum collateral value is not met.

The Company has also agreed to accept the following discounted payments in satisfaction of the Note if the forbearance period has not been terminated: (i) on or before the 90th day after the Effective Date, $2,230,000 less the sum of all Forbearance Period Payments and payments made to cure a minimum collateral value shortfall and (ii) after the 90th day following the Effective Date, $2,530,000 less Forbearance Period Payments and payments made to cure a minimum collateral value shortfall.

The Forbearance Agreement also includes customary representations and warranties of the Borrower Parties and certain releases by the Borrower Parties.

As of the date hereof, all amounts outstanding under the Ledgered Asset Based Lending Agreement between Alterna Capital Solutions, LLC (“Alterna”) and the Borrower have been paid in full and the Intercreditor and Debt Subordination Agreement, dated February 25, 2019, executed by the Company in favor of Alterna is no longer effective.

In view of the impairment loss recorded by the Company in the second quarter of 2019 with respect to the Note, the Company does not anticipate recording any additional impairment charges at this time as a result of the Event of Default or the Forbearance Agreement. As of October 31, 2019, the outstanding principal amount of the Note was $3.1 million and the carrying value of the Note was $1.3 million.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits

10.1*

Forbearance Agreement, dated as of October 31, 2019, by and among Stanley Furniture Company LLC, Stanley Intermediate Holdings LLC, Stanley Furniture Company 2.0, LLC and Churchill Downs Holdings Ltd., and HG Holdings, Inc.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: November 1, 2019	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer